Exhibit 99.1

Biometric ID Authentication and Security Solutions

Provider BIO-key Reports Q2'18

Re-iterates FY 2018 Revenue Guidance Range of $8M - $12M

Wall, NJ, August 14, 2018 - BIO-key International, Inc. (NASDAQ: BKYI), an innovative provider of biometric authentication and security solutions, today reported results for its second quarter ended June 30, 2018 (Q2’18) and reviewed recent progress. The Company will host a conference call today at 10:00 a.m. EDT (details below) to review its results and outlook.

Recent Highlights

●	América Móvil Subsidiary and Leading Latin America Telecom Provider Claro Selected BIO-key Software Solutions to Secure Access to Customer Data.

●	Hungary’s Largest Service Provider Selected BIO-key for Multi-factor Authentication for Hungarian Law Enforcement Organization.

●	Consumer Tech Provider Aluratek Partnered with BIO-key to Introduce its Biometric and Bluetooth Padlock Line to National Retailers Including Best Buy.

●	BIO-key Expanded its IP Portfolio with the Grant of U.S. Patent for Accelerating Biometric Searches Using Adaptive Indexing.

●	IT Services Provider Quantum Business Advisory Partnered with BIO-key to Expand reach of its Biometric Authentication Solutions in India.

BIO-key's CEO Michael DePasquale commented, "Despite slower than anticipated deal activity during the second quarter, BIO-key continued to advance a range of business development initiatives designed to position the Company for substantial growth. We are particularly encouraged by our growing base of distribution relationships – fueled by partners that come to us to help them address customer needs. While we continue to work on several opportunities that could make significant contributions to this year’s and future results, we were not able to close many of these opportunities in the quarter.

“One area where we see substantial near-term potential is in the protection of high value customer data that is accessed by call center personnel. We secured a very large order in this area last year and were able to leverage this use case in Latin America. The protection of customer data is one of the greatest priorities on the IT landscape and we are working to expand awareness of the game-changing role that our biometric solutions can play. We think enterprises will soon recognize that they could be exposed to liability for not taking action to implement more robust protections and reporting for those accessing customer data.

"We are also building awareness and distribution reach for our innovative biometric and Bluetooth enabled locks across Asia and North America. We continue to expand our distribution reach through partnerships that have enabled us to place our products with prominent retailers, such as Best Buy, where our products are available in store and online.

“We also continue to expand our presence across Asia, via offices in India, Singapore and our primary subsidiary office in Hong Kong, and across Europe and North Africa, where we have new sales partnerships with leading technology providers supporting our international expansion strategy.

"Turning to our high value intellectual property portfolio, BIO-key recently secured a patent for our adaptive indexing method that accelerates biometric searches. While the most visible use of biometrics is principally focused on device-based authentication for mobile devices, our patent for accelerating one-to-many biometric authentication searches in the cloud, enables a far more secure and value-added solution, that can prevent duplicate enrollments, fraud and identity errors. Such protections are just not possible in the device-only authentication world. This technology is already in use in our enterprise biometric solutions, and the patent issuance may eventually present additional revenue opportunities.

"As continues to be the case given that we are still in the early stages of market adoption of many of our products, BIO-key’s quarterly performance will fluctuate based on the timing of larger software and hardware agreements, which in the past two years have been heavily weighted to the second half of each fiscal year. For that reason, we continue to focus investors on full year results, which represent a more relevant performance metric for our business.”

Financial Results

Q2’18 total revenue declined by $138,740 to $748,141 from $886,881 in Q2’17, due principally to lower hardware revenue related to the timing of larger orders.

Gross margin was negative 38% in Q2’18 compared to 10% in Q2’17, due largely to an increase in non-cash software license amortization to $659,136 in Q2’18 compared to $388,595 in Q2’17. The decline was also due to the unfavorable mix of products and services sold.

Q2’18 operating expenses declined 27% to $1,373,817 from $1,880,257 in Q2'17. The prior-year period included costs primarily related to factoring expenses and our Nasdaq up-listing, as well as higher R&D expenses, for product development.

BIO-key's Q2’18 net loss improved by $133,864 to $(1,655,465), or $(0.15) per basic share after preferred dividends, as compared to $(1,789,329), or $(0.32) per basic share after preferred dividends, in Q2’17. Per share results are based on 11,375,320 and 6,359,974 weighted average basic shares outstanding in Q2’18 and Q2’17, respectively.

For the first six-months of 2018, total revenue was $1,589,596 versus $2,305,216 in the first half of 2017, a decline of $715,620, principally due to the timing of larger software and hardware deals.

The net loss was $(3,847,456), or $(0.42) per basic share after preferred dividends, in the first half of 2018 versus $(3,145,516), or $(0.57) per basic share after preferred dividends, in a year-ago period.

Per share results are based on 9,623,151 and 6,228,197 weighted average basic shares outstanding in the first six months of 2018 and 2017, respectively.

At June 30, 2018, BIO-key had net working capital of $3.6 million compared to $4.7 million at December 31, 2017.

Financial Guidance

Based on specific opportunities in discussion, including sales & marketing, partner and distribution initiatives, as well as anticipated recurring revenue streams, BIO-key is reiterating its full year revenue guidance of $8M-12M. Within this guidance range, BIO-key would expect to generate positive cash flow from operations for the full year 2018.

Conference Call and Webcast Replay

Date/Time:	Today, Tuesday, August 14, 2018 at 10 am ET

Dial-In number:	877-418-5460 U.S. or 412-717-9594 (Intl.)

Webcast Replay:	BKYI Q2 2018 Webcast & Replay Available for 30 days

Call Replay:	877-344-7529 U.S. or 412-317-0088 (Int’l); code 10123118

About BIO-key International, Inc. (www.bio-key.com)

BIO-key is revolutionizing authentication with biometric solutions that enable convenient and secure access to information and high-stakes transactions. We offer software solutions providing alternatives to passwords, PINs, tokens, and cards to make it easy for enterprises and consumers to secure their devices as well as information in the cloud. Our premium finger scanning devices offer market-leading quality, performance and price. BIO-key also brings the power and ease of use of biometric technology in its expanding TouchLockTM line of biometric and Bluetooth enabled padlocks – thereby providing even more ways to BIO-key your world!

BIO-key Safe Harbor Statement

All statements contained in this press release other than statements of historical facts are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 (the "Act"). The words "estimate," "project," "intends," "expects," "anticipates," "believes" and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are made based on management's beliefs, as well as assumptions made by, and information currently available to, management pursuant to the "safe-harbor" provisions of the Act. These statements are not guarantees of future performance or events and are subject to risks and uncertainties that may cause actual results to differ materially from those included within or implied by such forward-looking statements. These risks and uncertainties include, without limitation, our history of losses and limited revenue; our ability to raise additional capital; our ability to protect our intellectual property; changes in business conditions; changes in our sales strategy and product development plans; changes in the marketplace; continued services of our executive management team; security breaches; competition between us and other companies in the biometric technology industry; market acceptance of biometric products generally and our products under development; our ability to expand into the Asian market; delays in the development of products and statements of assumption underlying any of the foregoing, as well as other factors set forth under the caption see "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2017 and other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. Except as required by law, the Company undertakes no obligation to disclose any revision to these forward-looking statements whether as a result of new information, future events, or otherwise.

Engage with BIO-key

Facebook – Corporate:	BIO-key International
Twitter – Corporate:	@BIOkeyIntl
Twitter – Investors:	@BIO_keyIR
StockTwits:	BIO_keyIR

Investor & Media Contacts

William Jones, Tanya Kamatu

Catalyst IR

212-924-9800

bkyi@catalyst-ir.com

BIO-KEY INTERNATIONAL, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2018	December 31, 2017
	(Unaudited)
ASSETS
Cash and cash equivalents	$304,006	$288,721
Accounts receivable, net	491,651	2,875,946
Due from factor	27,663	109,865
Inventory	930,478	946,847
Resalable software license rights	2,820,000	2,640,000
Prepaid expenses and other	156,695	152,654
Total current assets	4,730,493	7,014,033
Resalable software license rights, net of current portion	6,425,706	7,933,808
Accounts receivable, net of current portion	720,000	760,000
Equipment and leasehold improvements, net	189,360	181,165
Capitalized contract costs, net	341,622	-
Deposits and other assets	8,712	8,712
Intangible assets, net	187,826	181,104
Total non-current assets	7,873,226	9,064,789
TOTAL ASSETS	$12,603,719	$16,078,822

LIABILITIES
Accounts payable	$330,431	$499,230
Accrued liabilities	484,578	688,023
Dividends payable	-	630,408
Deferred revenue	328,183	507,866
Total current liabilities	1,143,192	2,325,527
TOTAL LIABILITIES	1,143,192	2,325,527

Commitments and contingencies

STOCKHOLDERS’ EQUITY

Series A-1 convertible preferred stock: authorized, 100,000 (liquidation preference of $100 per share); issued and outstanding 0 and 62,596 of $.0001 par value at June 30, 2018 and December 31, 2017, respectively	-	6
Series B-1 convertible preferred stock; authorized, 105,000 (liquidation preference of $100 per share): issued and outstanding 0 and 105,000 of $.0001 par value at June 30, 2018 and December 31, 2017, respectively	-	11
Common stock: authorized, 170,000,000 shares; issued and outstanding; 12,587,997 and 7,691,324 of $.0001 par value at June 30, 2018 and December 31, 2017, respectively	1,259	769
Additional paid-in capital	82,143,199	80,829,001
Accumulated deficit	(70,683,931)	(67,076,492)
TOTAL STOCKHOLDERS’ EQUITY	11,460,527	13,753,295
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$12,603,719	$16,078,822

BIO-KEY INTERNATIONAL, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2018	2017	2018	2017
Revenues
Services	$249,121	$134,061	$551,570	$454,648
License fees	154,251	127,751	256,970	624,319
Hardware	344,769	625,069	781,056	1,226,249
Total revenues	748,141	886,881	1,589,596	2,305,216
Costs and other expenses
Cost of services	120,841	55,660	275,573	94,480
Cost of license fees and other	908,962	740,301	1,933,675	1,362,415
Total costs and other expenses	1,029,803	795,961	2,209,248	1,456,895
Gross profit (loss)	(281,662)	90,920	(619,652)	848,321

Operating Expenses
Selling, general and administrative	1,076,184	1,431,208	2,538,038	3,051,358
Research, development and engineering	297,633	449,049	689,787	942,493
Total Operating Expenses	1,373,817	1,880,257	3,227,825	3,993,851
Operating loss	(1,655,479)	(1,789,337)	(3,847,477)	(3,145,530)
Other income
Interest income	14	8	21	14
Total other income	14	8	21	14
Net loss	(1,655,465)	(1,789,329)	(3,847,456)	(3,145,516)
Convertible preferred stock dividends	(41,870)	(200,625)	(198,033)	(401,250)
Net loss available to common stockholders	$(1,697,335)	$(1,989,954)	$(4,045,489)	$(3,546,766)

Basic and Diluted Loss per Common Share	$(0.15)	$(0.32)	$(0.42)	$(0.57)

Weighted Average Shares Outstanding:
Basic and diluted	11,375,320	6,359,974	9,623,151	6,228,197

BIO-KEY INTERNATIONAL, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended June 30,
	2018	2017

CASH FLOW FROM OPERATING ACTIVITIES:
Net loss	$(3,847,456)	$(3,145,516)
Adjustments to reconcile net loss to net cash provided by (used for) operating activities:
Allowance for doubtful accounts	-	500,000
Depreciation	44,596	15,513
Amortization of intangible assets	8,966	6,833
Amortization of software license rights	1,318,559	729,755
Amortization of capitalized contract costs	59,044	-
Share-based and warrant compensation for employees and consultants	676,454	564,275
Stock based director's fees	23,021	10,008
Change in assets and liabilities:
Accounts receivable	2,424,295	715,357
Due from factor	82,202	24,176
Capitalized contract costs	(160,649)	-
Inventory	16,369	(101,754)
Software license rights	9,543	75,648
Prepaid expenses and other	(4,041)	16,556
Accounts payable	(168,799)	(133,215)
Accrued liabilities	(203,445)	86,027
Deferred revenue	(179,683)	(215,598)
Net cash provided by (used for) operating activities	98,976	(851,935)
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(68,479)	(140,664)
Net cash used for investing activities	(68,479)	(140,664)
CASH FLOW FROM FINANCING ACTIVITIES:
Issuance of common stock	-	1,000,000
Preferred dividends paid	-	-
Costs to issue preferred and common stock	(15,212)	(80,366)
Net cash provided by (used for) financing activities	(15,212)	919,634
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	15,285	(72,965)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	288,721	1,061,307
CASH AND CASH EQUIVALENTS, END OF PERIOD	$304,006	$988,342